Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of Oramed Pharmaceuticals Inc., or the Company, on Form 10-Q for the period ended May 31, 2021 as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, David Silberman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 14, 2021	/s/ David Silberman
David Silberman, Chief Financial Officer